EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-216230, No. 333-161603, and No. 333-117272) pertaining to the Regions Financial Corporation 401(k) Plan of our report dated June 16, 2026, with respect to the financial statements and supplemental schedule of the Regions Financial Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Birmingham, Alabama
June 16, 2026